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                                                                EXHIBIT 99.2

                          CONSENT OF ARNOLD L. CHAVKIN

        In connection with the Registration Statement and Prospectus of Patina Oil & Gas Corporation ("Patina") relating to the offer and sale of up to 8,625,000 shares of Common Stock, I consent to being named therein as about to become a director of Patina, and to the statements therein with respect to me.



                                                     /s/ Arnold L. Chavkin
                                                     -----------------------
                                                      Arnold L. Chavkin


New York, New York
July 31, 1997